EXHIBIT 5


                                           October 16, 1996

        Securities and Exchange Commission
        450 Fifth Street, N.W.
        Judiciary Plaza
        Washington, D.C.  02549

        Re: Registration Statement on Form S-8 Relating to 150,000 Shares of the Common Stock, $1.00 par value, of Thermo Electron Corporation

        Ladies and Gentlemen:

             I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on Form S-8 (the "Registration Statement"), of 150,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), issuable under the SensorMedics Corporation 1984 Stock Option Plan (the "Plan"). SensorMedics Corporation is a wholly owned subsidiary of the Company.

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             I have not made an independent review of the laws of any state or jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America. Accordingly, I express no opinion as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

             Based upon and subject to the foregoing, I am of the opinion that the Shares issuable under the Plan have been duly authorized and, when issued upon receipt of consideration therefor and in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.
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             Pursuant to the requirements of the Act, I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                             Very truly yours,


                                             Seth H. Hoogasian
                                             General Counsel













































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